EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN THE
DEUTSCHE BANK 2012 LEVERAGED FINANCE CONFERENCE

EL PASO, Texas - October 9, 2012 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will present at the Deutsche Bank 2012 Leveraged Finance Conference in Scottsdale, Arizona. The presentation is currently scheduled for Wednesday, October 10, 2012, at 6:00 pm ET and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining's website at www.wnr.com beginning October 10, 2012. The webcast and presentation will remain available on www.wnr.com in accordance with the Company's investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.